EXHIBIT 32.1
Written Statement Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
The undersigned, the President of Webster Preferred Capital Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10-K Report of the Company for the year ended December 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William T. Bromage

William T. Bromage President (Principal Executive Officer)
March 28, 2006
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Webster Preferred Capital Corporation and will be retained by Webster Preferred Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

37